Exhibit 3.16

SIXTH AMENDMENT TO

AMENDED AND RESTATED BY-LAWS OF

GENCO SHIPPING & TRADING LIMITED

As Adopted November 4, 2026

The Amended and Restated By-Laws of Genco Shipping & Trading Limited, a Marshall Islands corporation, are hereby amended as follows:

The fourth paragraph of Section 2 of Article II of the By-Laws is hereby replaced in its entirety with the following:

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and record address of such shareholder, any Shareholder Associate, and any Substantial Participant (each as defined below) and the name and address of any other beneficial owner on whose behalf the proposal is being made, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder any Shareholder Associate, and any Substantial Participant (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, any Shareholder Associate, any Substantial Participant or any such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any such shareholder, Shareholder Associate, Substantial Participant, or beneficial owner, with respect to shares of capital stock of the Corporation, (E) a description of all agreements, arrangements or understandings between such shareholder, any Shareholder Associate, or any Substantial Participant on the one hand and any other person or persons (including their names) on the other in connection with the proposal of such business by such shareholder and any material interest of any such shareholder, Shareholder Associated Person, or Substantial Participant in such business, (F) whether any such shareholder, Shareholder Associate, or Substantial Participant has any intention to make any other proposal for any business to be brought before the annual meeting, (G) a description of any material contract, agreement or relationship between any such shareholder, Shareholder Associate, or Substantial Participant, on the one hand, and any principal competitor of the Corporation, on the other hand; (H) any equity interests or any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares in or of any principal competitor of the Corporation held by or on behalf of any such shareholder, Shareholder Associate, or Substantial Participant and (I) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in Section 2 of this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a Director at an annual meeting must comply with Article III Section 3 of these By-Laws for such nomination or nominations to be properly brought before such meeting.

The third and fourth paragraphs of Section 3 of Article III of the By-Laws are hereby replaced in their entirety with the following:

To be in proper written form, a shareholder’s notice to the Secretary must set forth: (a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder, any Shareholder Associate, and any Substantial Participant, (iii) a description of all arrangements or understandings between such shareholder, any Shareholder Associate, or any Substantial Participant on the one hand and each proposed nominee and any other person and persons (including their names) on the other pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, (v) whether the proposed nominee is a principal, director, officer, employee, or affiliate of such shareholder, any Shareholder Associate, or any Substantial Participant, (vi) a description of any material contract, agreement or relationship between any such shareholder, Shareholder Associate, or Substantial Participant, on the one hand, and any principal competitor of the Corporation, on the other hand; (vii) any equity interests or any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares in or of any principal competitor of the Corporation held by or on behalf of any such shareholder, Shareholder Associate, or Substantial Participant, and (viii) any other information relating to any such shareholder, Shareholder Associate, or Substantial Participant that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written representation and agreement of each proposed nominee, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership, and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be promptly provided following a request therefor).

A notice as to a nomination must also be accompanied by a completed written questionnaire required of the Corporation’s directors and officers (in the form provided by the Corporation upon written request of any shareholder of record thereof). Each proposed nominee must also agree to make himself or herself reasonably available for one or more interviews with the Board of Directors or any committee thereof, consistent with the Corporation’s practice for evaluating other director candidates, with any such interview to occur within ten (10) Business Days following the Corporation’s request therefor. The Corporation may request such additional information as necessary to permit the Board to determine if each nominee is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors. As to each candidate whom a shareholder proposes to nominate for election as a director, the nominating shareholder must provide all information with respect to such candidate for nomination that would be required to be set forth in a notice pursuant to this Section 3 if such candidate for election were the nominating shareholder. In addition to the information required above, any nominee shall also provide to the Corporation such other information as the Corporation may reasonably request to determine compliance with these By-Laws or applicable law, and such supplement shall be in writing and must be received by the Secretary of the Corporation no later than five Business Days after the request has been delivered to the nominating shareholder.